UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

On November 28, 2012, Anacor Pharmaceuticals, Inc. (Anacor) announced the completion of two Phase 1 safety studies of tavaborole for onychomycosis - a thorough QT (TQT), or cardiac safety, study and a Repeat Insult Patch Test (RIPT), which assessed skin sensitizing potential and cumulative irritation potential after repeated applications on skin.  The announcement was made by Anacor’s Chief Executive Officer, David P. Perry, at the Piper Jaffray Healthcare Conference in New York, New York.  Tavaborole met the primary objectives in both of these safety studies.

The primary objective of the TQT trial was to assess the electrocardiogram (ECG) effects of tavaborole following multiple-dose administration of tavaborole 5% solution relative to vehicle in healthy adult male and female subjects.  Preliminary results from this study demonstrate that tavaborole is safe and has no effect on heart rate, PR and QRS interval duration, cardiac morphology, or cardiac repolarization.

The primary objectives of the RIPT study were to determine the potential of tavaborole to induce sensitization or to cause irritation by repeated topical application to healthy skin.  Preliminary results from the RIPT study indicate that tavaborole is not a skin sensitizing agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2012	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer